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                                                                      EXHIBIT 5


                           Weil, Gotshal & Manges LLP
                               100 Crescent Court
                                   Suite 1300
                            Dallas, Texas 75201-6950
                                 (214) 746-7700
                              Fax: (214) 746-7777




                                                   June 20, 1996


Berg Electronics Corp.
101 South Hanley Road, Suite 400
St. Louis, Missouri 63105

Ladies and Gentlemen:

         We have acted as counsel to Berg Electronics Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 to be filed with the Commission on or about June 20, 1996 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale by the Company of up to 504,370 shares (the "Registered Shares") of the common stock, par value $.01 per share, of the Company issuable upon exercise of options granted pursuant to the Company's 1993 Stock Option Plan (the "Plan").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the form of option agreement under the Plan, and such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.



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         Based on the foregoing, and subject to the qualifications stated
herein, we are of the opinion that when (a) the purchase price of the Registered Shares issuable pursuant to the exercise of an option granted under the Plan has been appropriately determined in accordance with the terms of the Plan and the provisions of the Delaware General Corporation Law (the "DGCL") (including the provisions requiring the payment of consideration having a value not less than the par value of such shares); (b) each such option has been duly authorized in accordance with the terms of the Plan and the applicable provisions of the DGCL and the option agreement has been duly executed and delivered by the Company and the optionee; and (c) such Registered Shares are issued and delivered against receipt of payment therefor in accordance with the terms of the Plan and the option agreement, such Registered Shares will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/ Weil, Gotshal & Manges LLP



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